EXHIBIT 10.40

INDEPENDENT CONTRACTOR TERMINATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between K2C, Inc. (“Contractor”) and Nemus Bioscience, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Contractor was engaged as an independent contractor with Company;

WHEREAS, Contractor entered into an Independent Contractor Agreement with the Company on June 8, 2014 (the “Independent Contractor Agreement”);

WHEREAS, the Company and Cosmas N. Lykos (“Consultant”) entered into a Restricted Stock Agreement, dated January 18, 2018, providing for certain treatment of Consultant’s restricted common stock in the Company upon termination of the Independent Contractor Agreement (“Stock Agreement”);

WHEREAS, the Company terminated Contractor’s Independent Contractor Agreement and associated services effective February 28, 2018 (the “Termination Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Contractor may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to the performance of services provided under the Contractor’s Independent Contractor Agreement with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Contractor hereby agree as follows:

COVENANTS

1. Consideration.

a. Payment. The Company agrees to pay Contractor a lump sum of One Hundred Eighty Thousand Dollars ($180,000.00). This payment will be made to Contractor upon execution by Contractor of this Agreement.

Contractor further specifically acknowledges and agrees that the consideration provided to him hereunder fully satisfies any obligation that the Company had to pay Contractor wages or any other compensation for any of the services that Contractor rendered to the Company, that the amount paid is in excess of any disputed wage claim that Contractor may have, that the consideration paid shall be deemed to be paid first in satisfaction of any disputed wage claim with the remainder sufficient to act as consideration for the release of claims set forth herein, and that Contractor has not earned and is not entitled to receive any additional wages or other form of compensation from the Company.

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2. Stock. Contractor acknowledges that as of the Termination Date, Consultant will have vested in 900,000 shares of restricted common stock granted on January 18, 2018 pursuant to the Stock Agreement, 325,000 shares of restricted common stock granted on October 20, 2015, and 125,000 options granted on November 21, 2014, 1,110,000 shares of common stock pursuant to the Common Stock Purchase Warrant Agreement dated June 20, 2013, and no more unvested restricted stock, warrants or options. The exercise of Consultant’s vested options and warrants shall continue to be governed by the terms and conditions of the Company’s option plan and Common Stock Purchase Warrant Agreement, and any other applicable agreement.

In addition, after the execution of this Agreement, the Company shall promptly deliver to Contractor a share certificate for the 1,225,000 shares of common stock that was previously unvested restricted stock.

3. Receipt of All Payments. Contractor acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all payment, fees, reimbursable expenses, and any and all other compensation due to Contractor.

4. Release of Claims. Contractor agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Contractor by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Contractor, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Contractor may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a. any and all claims relating to or arising from Contractor’s relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Contractor’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; this is in no way a release of Contractor’s right to purchase shares of stock of the Company;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

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d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Contractor Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; and the California Fair Employment and Housing Act;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Contractor as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Contractor agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.

CONTRACTOR FURTHER AGREES, EXCEPT TO ENFORCE THE TERMS OF THE AGREEMENT AND SUBJECT TO THE RIGHTS ENUMERATED IN PARAGRAPH 5, TO WAIVE ANY RIGHT TO RECOVER FRONT PAY, BACK PAY, LIQUIDATED DAMAGES, PUNITIVE DAMAGES, COMPENSATORY DAMAGES, AND ATTORNEYS’ FEES IN ANY SUIT, COMPLAINT, CHARGE, OR OTHER PROCEEDING FILED BY CONTRACTOR OR ANYONE ELSE ON CONTRACTOR’S BEHALF.

In exchange for Contractor’s releases, the Company, on its own behalf and on behalf of its current and former officers, directors, investors, affiliates, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Company Releasees”), hereby and forever releases Contractor and Consultant from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Company Releasees may possess against Contractor and Consultant arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement.

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5. Protected Rights. NOTWITHSTANDING THE ABOVE, BY SIGNING THIS AGREEMENT, CONTRACTOR DOES NOT RELEASE AND DISCHARGE: (A) ANY VESTED RIGHT THAT THE CONTRACTOR MAY HAVE UNDER THE TERMS OF ANY PROFIT-SHARING, RETIREMENT, OR SIMILAR EMPLOYEE WELFARE BENEFIT PLAN ADMINISTRATED BY THE COMPANY; (B) ANY CLAIMS THAT ARE NOT PERMITTED TO BE WAIVED OR RELEASED UNDER APPLICABLE LAW, INCLUDING BUT NOT LIMITED TO, THE RIGHT TO FILE A CHARGE WITH OR PARTICIPATE IN AN INVESTIGATION BY THE EEOC, CLAIMS FOR WORKERS’ COMPENSATION, AND CLAIMS FOR UNEMPLOYMENT COMPENSATION; (C) ANY CLAIM FOR BREACH OF THIS AGREEMENT OR TO CHALLENGE ITS VALIDITY UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT (“ADEA”); AND (D) ANY CLAIMS ARISING AFTER THE DATE ON WHICH CONTRACTOR SIGNS THIS AGREEMENT. NOR IS THIS AGREEMENT INTENDED IN ANY WAY TO LIMIT CONTRACTOR’S RIGHT OR ABILITY TO: (A) BRING A LAWSUIT AGAINST THE COMPANY TO ENFORCE THE COMPANY’S OBLIGATIONS UNDER THIS AGREEMENT; (B) MAKE ANY DISCLOSURE OF INFORMATION REQUIRED BY LAW; (C) REPORT A POSSIBLE VIOLATION OF ANY FEDERAL LAW OR REGULATION TO ANY GOVERNMENT AGENCY OR ENTITY INCLUDING BUT NOT LIMITED TO THE EEOC, THE NATIONAL LABOR RELATIONS BOARD (“NLRB”), THE DEPARTMENT OF JUSTICE (“DOJ”), THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONGRESS, AND ANY AGENCY INSPECTOR GENERAL, OR MAKING DISCLOSURES THAT ARE PROTECTED UNDER THE WHISTLEBLOWER PROVISIONS OF ANY LAW; (D) INITIATE, PROVIDE INFORMATION TO, TESTIFY AT, PARTICIPATE, OR OTHERWISE ASSIST, IN ANY INVESTIGATION OR PROCEEDING BROUGHT BY ANY FEDERAL REGULATORY OR LAW ENFORCEMENT AGENCY OR LEGISLATIVE BODY, SUCH AS THE EEOC AND SEC, ANY SELF- REGULATORY ORGANIZATION, OR THE COMPANY’S LEGAL, COMPLIANCE, OR HUMAN RESOURCES OFFICERS RELATING TO AN ALLEGED VIOLATION OF ANY FEDERAL, STATE, OR MUNICIPAL LAW; OR (E) RESPOND TO ANY INQUIRY FROM SUCH AUTHORITY, INCLUDING AN INQUIRY ABOUT THE EXISTENCE OF THIS AGREEMENT OR ITS UNDERLYING FACTS. THIS AGREEMENT DOES NOT REQUIRE YOU TO NOTIFY THE COMPANY OF ANY SUCH COMMUNICATIONS OR INQUIRY DESCRIBED IN THIS SECTION OF THE AGREEMENT.

6. No Pending Claims or Assignments. Contractor represents and warrants that there are no claims, charges, lawsuits, or any similar matters of any kind filed by him or on his behalf or for his benefit currently pending against the Company or the Releasees, or any of them, in any forum whatsoever, including, without limitation, in any state or federal court, or before any before any federal, state, or local administrative agency, board or governing body. Contractor also represents and warrants that there has been no assignment or other transfer of any interest in any claim he may have against the Company or any Releasee, and Contractor agrees to indemnify and hold them and each of them, harmless from any liability, claims, demands, damages, costs, expenses, and attorneys’ fees incurred by them or any of them, as a result of any person asserting any such assignment or transfer. This indemnity shall not require payment as a condition precedent to recover by the Company or any Releasee against Contractor under this indemnity.

7. Acknowledgment of Waiver of Claims under ADEA. Contractor acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Contractor agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Contractor acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Contractor was already entitled. Contractor further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Contractor from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Contractor signs this Agreement and returns it to the Company in less than the 21-day period identified above, Contractor hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Contractor acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

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8. California Civil Code Section 1542. Contractor acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Contractor, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

9. No Pending or Future Lawsuits. Contractor represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Contractor also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

The Company represents that it has no lawsuits, claims, or actions pending in its name, or on behalf of any other person or entity, against Contractor or Consultant. The Company also represents that it does not intend to bring any claims on its own behalf or on behalf of any other person or entity against Contractor or Consultant.

10. Confidentiality. Contractor agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Contractor may disclose Separation Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Contractor’s attorney(s), and Contractor’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Contractor agrees that he will not publicize, directly or indirectly, any Separation Information.

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Contractor acknowledges and agrees that the confidentiality of the Separation Information is of the essence. The Parties agree that if the Company proves that Contractor breached this Confidentiality provision, the Company shall be entitled to an award of its costs spent enforcing this provision, including all reasonable attorneys’ fees associated with the enforcement action, without regard to whether the Company can establish actual damages from Contractor’s breach, except to the extent that such breach constitutes a legal action by Contractor that directly pertains to the ADEA. Any such individual breach or disclosure shall not excuse Contractor from his obligations hereunder, nor permit him to make additional disclosures. Contractor warrants that he has not disclosed, orally or in writing, directly or indirectly, any of the Separation Information to any unauthorized party.

11. Trade Secrets and Confidential Information/Company Property. Contractor reaffirms and agrees to observe and abide by the terms of the confidentiality provisions contained in the Independent Contractor Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Contractor agrees that he will not disclose the Company’s trade secrets and confidential and proprietary information. Contractor’s signature below constitutes his certification under penalty of perjury that he has returned all documents and other items provided to Contractor by the Company, developed or obtained by Contractor in connection with his employment with the Company, or otherwise belonging to the Company.

12. No Cooperation. Contractor agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Contractor agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Contractor shall state no more than that he cannot provide counsel or assistance.

13. Mutual Nondisparagement. Contractor agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. The Company agrees to refrain from any disparaging statements about Contractor or Consultant.

14. Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Contractor acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Contractor challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Contractor under this Agreement and to obtain damages, except as provided by law.

15. No Admission of Liability. Contractor understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Contractor. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Contractor or to any third party.

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16. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

17. Indemnification. Contractor agrees to indemnify and hold harmless the Company from and against any and all loss, costs, damages, or expenses, including, without limitation, attorneys’ fees or expenses incurred by the Company arising out of the breach of this Agreement by Contractor, or from any false representation made herein by Contractor, or from any action or proceeding that may be commenced, prosecuted, or threatened by Contractor or for Contractor’s benefit, upon Contractor’s initiative, direct or indirect, contrary to the provisions of this Agreement. Contractor further agrees that in any such action or proceeding, this Agreement may be pled by the Company as a complete defense, or may be asserted by way of counterclaim or cross-claim.

18. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Contractor represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

19. No Representations. Contractor represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Contractor has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

20. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

21. Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

22. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Contractor concerning the subject matter of this Agreement and Contractor’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Contractor’s relationship with the Company.

23. No Oral Modification. This Agreement may only be amended in a writing signed by Contractor and the Company’s Chief Executive Officer.

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24. Governing Law; Arbitration. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California, without regard to its choice-of-laws or conflicts-of-law rules. All claims, disputes and other matters in question arising out of, or relating to, this Agreement or the performance hereof, shall be submitted to, and determined by, arbitration if good faith negotiations among the parties hereto, if any, do not resolve such claim, dispute or other matter. Such arbitration shall proceed in accordance with the then-current rules for arbitration established by Judicial Arbitration Mediation Services, Inc./ENDISPUTE (“JAMS”), unless the parties hereto mutually agree otherwise, and pursuant to the following procedures: (a) the Company on the one hand and Contractor on the other hand shall appoint an arbitrator from the JAMS panel of retired judges, and those party-appointed arbitrators shall appoint a third arbitrator from the JAMS panel of retired judges within ten (10) days; if the party-appointed arbitrators fail to appoint a third arbitrator within the ten (10) days, such third arbitrator shall be appointed by JAMS in accordance with its rules; (b) reasonable discovery shall be allowed in arbitration; (c) all proceedings before the arbitrators shall be held in Orange County, California; (d) the award rendered by the arbitrators shall be final and binding, and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof; (e) the award rendered by the arbitrators shall include (i) a provision that the prevailing party in such arbitration recover its costs relating to the arbitration and reasonable attorneys’ fees from the other party, (ii) the amount of such costs and fees, and (iii) an order that the losing party pay the fees and expenses of the arbitrators, to the extent permissible under applicable law. The arbitrator shall by the agreement of the parties expressly be prohibited from awarding punitive damages in connection with any claim being resolved by arbitration hereunder.

25. Effective Date. Contractor understands that this Agreement shall be null and void if not executed by him within twenty one (21) days. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Contractor signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

26. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

27. Voluntary Execution of Agreement. Contractor understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Contractor acknowledges that:

(a)	he has read this Agreement;

(b)	he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

(c)	he understands the terms and consequences of this Agreement and of the releases it contains; and

(d)	he is fully aware of the legal and binding effect of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

K2C, Inc.

Dated: February 28 , 2018	By:	/s/ Cosmas N. Lykos
Cosmas N. Lykos
President

Nemus Bioscience, Inc.

Dated: February 28 , 2018	By:	/s/ Brian Murphy
Brian Murphy
Chief Executive Officer

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